Weave Announces First Quarter 2024 Financial Results

•First quarter total revenue of $47.2 million, up 19.2% year over year
•GAAP gross margin of 69.9%, up 280 basis points year over year
•Non GAAP gross margin of 70.4%, up 280 basis points year over year

LEHI, Utah—May 1, 2024 – Weave (NYSE: WEAV), a leading all-in-one customer experience and payments software platform for small and medium-sized healthcare businesses, today announced its financial results for the first quarter ended March 31, 2024.

“Weave delivered another terrific quarter, providing a strong start to the year with solid top-line performance and significant improvements in gross and operating margin and adjusted EBITDA. Achieving greater than 70% non-GAAP gross margin for the first time is a significant milestone for Weave,” said CEO Brett White. “These results underscore the market’s demand for our vertically tailored software and payments platform and our continued efforts to improve efficiency.”
First Quarter 2024 Financial Highlights
•    Total revenue was $47.2 million, representing a 19.2% year-over-year increase compared to $39.6 million in the first quarter of 2023.
•    GAAP gross margin was 69.9%, compared to a GAAP gross margin of 67.1% in the first quarter of 2023.
•    Non-GAAP gross margin was 70.4%, compared to a non-GAAP gross margin of 67.6% in the first quarter of 2023.
•    GAAP loss from operations was $8.2 million, compared to a GAAP loss from operations of $8.5 million in the first quarter of 2023.
•    Non-GAAP loss from operations was $1.4 million, compared to a non-GAAP loss from operations of $4.0 million in the first quarter of 2023.
•    GAAP net loss was $7.2 million, or $0.10 per share, compared to a GAAP net loss of $7.9 million, or $0.12 per share, in the first quarter of 2023.
•    Non-GAAP net loss was $0.4 million, or $0.01 per share, compared to a non-GAAP net loss of $3.3 million, or $0.05 per share, in the first quarter of 2023.
•    Net cash used in operating activities was $19.7 million, compared to net cash provided by operating activities of $1.5 million in the first quarter of 2023.
•    Free cash flow was negative $20.5 million, a $21.1 million decrease from positive free cash flow of $0.6 million in the first quarter of 2023. The decrease is the result of the timing of two items and is expected to normalize within the first half of 2024. First, in the first quarter of 2024 we implemented a new billing system that necessitated deferring March subscription billings into April. This resulted in an increase in March accounts receivable, and a corresponding decrease in free cash flow, of approximately $15 million. Second, in the first quarter, we paid out our annual employee bonuses, which amounted to approximately $7 million. In prior years, annual bonuses were paid out in the second quarter. Excluding the impact of both the delay in billing and the timing difference of the bonus pay out, free cash flow would have been positive for the first quarter of 2024.

•Dollar-Based Net Retention Rate (NRR) was 96% as of March 31, 2024.

•    Dollar-Based Gross Retention Rate (GRR) was 92% as of March 31, 2024.
•    Cash and cash equivalents plus short-term investments was $82.3 million as of March 31, 2024.
Recent Business Highlights:
•Integrations with practice management systems strengthens our product market fit and increases the value our platform provides to customers. We launched new and deepened integrations with Athenahealth, DrChrono, and Patterson Veterinary-owned practice information management systems NaVetor and IntraVet. Scoping and development have started on our integrations with IDEXX-owned practice information management systems ezyVet and Neo and we have a product integration and commercial partnership agreement with Prompt EMR.

•Promoted Marcus Bertilson to Chief Operating Officer from Chief Strategy and Services Officer. Marcus previously served on the leadership team at Thumbtack as the Senior Vice President of Revenue and Strategy where he successfully led and scaled global revenue, strategy, and customer-facing teams. Prior to Thumbtack, Marcus was an engagement manager at McKinsey & Company where he led global consultant teams to solve top management’s most challenging strategic questions and helped them realize their most significant opportunities.

•Hired David McNeil as Chief Revenue Officer. David joins Weave with over 25 years of experience in scaling SaaS businesses, leading sales, customer success, revenue operations, and payments teams. He spent six years at HubSpot, where he was instrumental in leading sales teams as the company grew from $90 million to nearly $1 billion in annual recurring revenue. He also served as the Chief Commercial Officer at Tebra, a leading automation platform for independently owned healthcare practices as well as leadership positions at Salesforce and Bank of America.

•Named the leading platform in the G2 Grid for Patient Relationship Management. Weave also ranked first in 30 different categories in G2’s Spring 2024 Report and was featured prominently in over 80 reports. Weave also received the 2024 Top Workplaces USA award and has been named on the 2024 Shatter List by the Women Tech Council, both for the third consecutive year.
Financial Second Quarter and Full Year 2024 Outlook
The company expects to achieve the following financial results for the three months ending June 30, 2024, and full year ending December 31, 2024:

	Second Quarter	Full Year
(in millions)
Total revenue	$48.2 - $49.2	$197.0 - $200.0
Non-GAAP loss from operations	$(2.5) - $(1.5)	$(6.0) - $(2.0)
Weighted average share count	71.3	71.7
The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Non-GAAP loss from operations excludes estimates for, among other things, stock-based compensation expense. A reconciliation of this non-GAAP financial guidance measure to a corresponding GAAP financial guidance measure is not available on a forward-looking basis because we do not provide guidance on GAAP net loss from operations and are not able to present the various reconciling cash and non-cash items between GAAP loss from operations and non-GAAP loss from operations without unreasonable effort. In particular, stock-based compensation expense is impacted by our future hiring and retention needs, as well as the future fair market value of our common stock, all of which is difficult to predict and is subject to change. The actual amount of these expenses during 2024 will have a significant impact on our future GAAP financial results.
Webcast
The company will host a conference call and webcast for analysts and investors on Wednesday, May 1, 2024, beginning at 4:30 p.m. EST.
Individuals interested in listening to the conference call may do so by dialing (412) 902-1020 or toll free at (877) 502-7186. Please reference the following conference ID: 13745542. The live webcast and a webcast replay of the conference call can be accessed from the investor relations page of Weave’s website at investors.getweave.com.
About Weave
Weave is the all-in-one customer experience and payments software platform for small and medium-sized healthcare practices. From the first phone call to the final invoice, Weave connects the entire patient journey. Weave’s software solutions transform how local healthcare practitioners attract, communicate with and engage patients to grow their practice. In the past year, Weave has been named a G2 leader in Patient Relationship Management, Patient Engagement, Optometry, and Dental Practice Management software. To learn more, visit getweave.com/newsroom/.
Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements including, among others, current estimates of second quarter and full year 2024 revenue, non-GAAP loss from operations, and statements regarding projected free cash flow and in the quotes of our Chief Executive Officer.
These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our ability to attract new customers, retain existing customers and increase our customers’ use of our platform; our ability to manage our growth; the impact of unfavorable economic conditions and macroeconomic uncertainties on our company; our ability to maintain and enhance our brand and increase market awareness of our company, platform and products; customer adoption of our platform and products; customer acquisition costs and sales and marketing strategies; our ability to achieve profitability in any future period; competition; our ability to enhance our platform and products; interruptions in service; and the risks described in the filings we make from time to time with the Securities and Exchange Commission (SEC), including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 13, 2024, which should be read in conjunction with our financial results and forward-looking statements and is available on the SEC Filings section of the Investor Relations page of our website at investors.getweave.com/.
All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Channels for Disclosure of Information
Weave Communications uses the investor relations page on our website, blog posts on our website, press releases, public conference calls, webcasts, our X (Twitter) feed (@getweave), our Facebook page, and our LinkedIn page as the means of complying with our disclosure obligations under Regulation FD. We encourage investors, the media, and others to follow the channels listed above, in addition to following Weave Communications’ press releases, SEC filings, and public conference calls and webcasts, and to review the information disclosed through such channels.

Supplemental Financial Information
Dollar-Based Net Revenue Retention (NRR)
For retention rate calculations, we use adjusted monthly revenue (AMR), which is calculated for each location as the sum of (i) the subscription component of revenue for each month and (ii) the average of the trailing-three-month recurring payments revenue. To calculate our NRR, we first identify the cohort of locations (the Base Locations) that were active in a particular month (the Base Month). We then divide AMR for the Base Locations in the same month of the subsequent year (the Comparison Month), by AMR in the Base Month to derive a monthly NRR. We derive our annual NRR as of any date by taking a weighted average of the monthly net retention rates over the trailing twelve months prior to such date.
Dollar-Based Gross Revenue Retention (GRR)
To calculate our GRR, we first identify the cohort of locations (the Base Locations) that were under subscription in a particular month (the Base Month). We then calculate the effect of reductions in revenue from customer location terminations by measuring the amount of AMR in the Base Month for Base Locations still under subscription twelve months subsequent to the Base Month (Remaining AMR). We then divide Remaining AMR for the Base Locations by AMR in the Base Month for the Base Locations to derive a monthly gross retention rate. We calculate GRR as of any date by taking a weighted average of the monthly gross retention rates over the trailing twelve months prior to such date. GRR reflects the effect of customer locations that terminate their subscriptions, but does not reflect changes in revenue due to revenue expansion, revenue contraction, or addition of new customer locations.
Number of Locations

We measure locations as the total number of customer locations under subscription active on the Weave platform as of the end of each month. A single organization or customer with multiple divisions, segments, offices or subsidiaries is counted as multiple locations if they have entered into subscriptions for each location.

As a reminder, we only provide customer location information on an annual basis with annual and fourth quarter results and do not provide this information with financial statements or earnings releases covering interim periods.
Non-GAAP Financial Measures
In this press release, Weave Communications has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). We disclose the following historical non-GAAP financial measures in this press release: non-GAAP net loss, non-GAAP net loss margin, non-GAAP net loss per share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP loss from operations margin, Adjusted EBITDA and free cash flow. We use these non-GAAP financial measures internally to analyze our financial results and evaluate our ongoing operational performance. We believe that these non-GAAP financial measures provide an additional tool for investors to use in understanding and evaluating ongoing operating results and trends in the same manner as our management and board of directors. Our use of these non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Because of these and other limitations, you should consider these non-GAAP financial measures along with other GAAP-based financial performance measures, including various cash flow metrics, operating income (loss), net income (loss), and our GAAP financial results. We have provided a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures in the tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP net loss, non-GAAP net loss margin and non-GAAP net loss per share

We define non-GAAP net loss as GAAP net loss adjusted to exclude stock-based compensation expense, and non-GAAP net loss margin as non-GAAP net loss as a percentage of revenue. Non-GAAP net loss per share is calculated as non-GAAP net loss divided by the diluted weighted-average shares outstanding.
Non-GAAP gross profit and non-GAAP gross margin
We define non-GAAP gross profit as GAAP gross profit adjusted to exclude stock-based compensation expense, and non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.
Non-GAAP operating expenses
We define non-GAAP operating expenses, in the aggregate or its individual components (i.e., sales and marketing, research and development or general and administrative), as the applicable GAAP operating expenses adjusted to exclude the applicable stock-based compensation expense.
Non-GAAP loss from operations and non-GAAP loss from operations margin
We define non-GAAP loss from operations as GAAP loss from operations less stock-based compensation expense, and non-GAAP loss from operations margin as non-GAAP loss from operations as a percentage of revenue.
Adjusted EBITDA
We define EBITDA as earnings before interest expense, interest income, other income/expense, provision for income taxes, depreciation, and amortization. Our depreciation adjustment includes depreciation on operating fixed assets and we do not adjust for amortization of finance lease right-of-use assets on phone hardware provided to our customers. We further adjust EBITDA to exclude stock-based compensation expense, a non-cash item. We believe that Adjusted EBITDA provides management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations. Additionally, management uses Adjusted EBITDA to measure our financial and operational performance and prepare our budgets.
Free cash flow
We define free cash flow as net cash provided by (used in) operating activities, less purchases of property and equipment and capitalized internal-use software costs. We believe that free cash flow is a useful indicator of liquidity that provides useful information to management and investors, even if negative, as it provides information about the amount of cash consumed by our combined operating and investing activities. For example, as free cash flow has in the past been negative, we have needed to access cash reserves or other sources of capital for these investments.
The foregoing non-GAAP financial measures have a number of limitations. For example, the non-GAAP financial information presented above may be determined or calculated differently by other companies and may not be directly comparable to that of other companies. In addition, free cash flow does not reflect our future contractual commitments and the total increase or decrease of our cash balance for a given period. Further, Adjusted EBITDA excludes some costs, namely, non-cash stock-based compensation expense. Therefore, Adjusted EBITDA does not reflect the non-cash impact of stock-based compensation expense or working capital needs that will continue for the foreseeable future. All of these limitations could reduce the usefulness of these non-GAAP financial measures as analytical tools.
Investor Relations Contact
Mark McReynolds

Head of Investor Relations
ir@getweave.com
Media Contact
Natalie House
Senior Director of Content & Communications
pr@getweave.com

WEAVE COMMUNICATIONS, INC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands except share amounts)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$30,609	$50,756
Short-term investments	51,714	58,088
Accounts receivable, net	19,018	3,511
Deferred contract costs, net	10,854	10,547
Prepaid expenses and other current assets	7,527	6,876
Total current assets	119,722	129,778
Non-current assets:
Property and equipment, net	9,520	9,922
Operating lease right-of-use assets	40,495	41,318
Finance lease right-of-use assets	10,402	10,351
Deferred contract costs, net, less current portion	9,110	8,622
Other non-current assets	925	1,021
TOTAL ASSETS	$190,174	$201,012
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,160	$5,171
Accrued liabilities	13,937	18,491
Deferred revenue	39,842	38,850
Current portion of operating lease liabilities	4,004	3,821
Current portion of finance lease liabilities	6,417	6,520
Total current liabilities	68,360	72,853
Non-current liabilities:
Operating lease liabilities, less current portion	42,069	43,080
Finance lease liabilities, less current portion	6,309	6,122
Total liabilities	116,738	122,055
Stockholders' equity:
Preferred stock, $0.00001 par value per share; 10,000,000 shares authorized, zero shares issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Common stock, $0.00001 par value per share; 500,000,000 shares authorized as of March 31, 2024 and December 31, 2023; 70,980,371 and 70,116,357 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	—	—
Additional paid-in capital	343,496	341,514
Accumulated deficit	(269,870)	(262,667)
Accumulated other comprehensive income (loss)	(190)	110
Total stockholders' equity	73,436	78,957
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$190,174	$201,012
7

WEAVE COMMUNICATIONS, INC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023
Revenue	$47,173	$39,565
Cost of revenue	14,186	13,031
Gross profit	32,987	26,534
Operating expenses:
Sales and marketing	19,630	17,218
Research and development	9,645	7,694
General and administrative	11,867	10,140
Total operating expenses	41,142	35,052
Loss from operations	(8,155)	(8,518)
Other income (expense):
Interest income	420	436
Interest expense	(319)	(472)
Other income (expense), net	865	715
Loss before income taxes	(7,189)	(7,839)
Provision for income taxes	(14)	(20)
Net loss	$(7,203)	$(7,859)
Net loss per share - basic and diluted	$(0.10)	$(0.12)
Weighted-average common shares outstanding - basic and diluted	70,452,944	65,954,521

WEAVE COMMUNICATIONS, INC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,203)	$(7,859)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	3,045	3,045
Amortization of operating right-of-use assets	972	938
Provision for losses on accounts receivable	250	422
Amortization of deferred contract costs	3,292	2,976
Loss on disposal of assets	1	3
Stock-based compensation	6,772	4,513
Net accretion of discounts on short-term investments	(637)	(687)
Changes in operating assets and liabilities:
Accounts receivable	(15,757)	(177)
Deferred contract costs	(4,087)	(3,212)
Prepaid expenses and other assets	(555)	534
Accounts payable	(1,017)	355
Accrued liabilities	(4,554)	1,162
Operating lease liabilities	(977)	(900)
Deferred revenue	754	428
Net cash provided by (used in) operating activities	(19,701)	1,541
CASH FLOWS FROM INVESTING ACTIVITIES
Maturities of short-term investments	23,770	13,000
Purchases of short-term investments	(16,821)	(17,485)
Purchases of property and equipment	(513)	(620)
Capitalized internal-use software costs	(305)	(334)
Net cash provided by (used in) investing activities	6,131	(5,439)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on finance leases	(1,787)	(1,960)
Proceeds from stock option exercises	291	73
Payments for taxes related to net share settlement of equity awards	(6,101)	(753)
Proceeds from the employee stock purchase plan	1,020	622
Net cash used in financing activities	(6,577)	(2,018)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(20,147)	(5,916)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	50,756	61,997
CASH AND CASH EQUIVALENTS, END OF PERIOD	$30,609	$56,081
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$319	$472
Cash paid during the period for income taxes	$14	$20
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Equipment purchases financed with accounts payable	$6	$3
Finance lease liabilities arising from obtaining finance lease right-of-use assets	$1,871	$1,928
Operating lease liabilities arising from obtaining operating lease right-of-use assets	149	154
Unrealized gain (loss) on short-term investments	$(62)	$18

WEAVE COMMUNICATIONS, INC
DISAGGREGATED REVENUE AND COST OF REVENUE
(unaudited, in thousands)

	Three Months Ended March 31,
	2024	2023
Subscription and payment processing:
Revenue	$45,092	$37,692
Cost of revenue	(10,536)	(8,978)
Gross profit	$34,556	$28,714
Gross margin	76.6%	76.2%

Onboarding:
Revenue	$960	$784
Cost of revenue	(1,832)	(2,125)
Gross profit	$(872)	$(1,341)
Gross margin	(90.8)%	(171.0)%

Hardware:
Revenue	$1,121	$1,089
Cost of revenue	(1,818)	(1,928)
Gross profit	$(697)	$(839)
Gross margin	(62.2)%	(77.0)%

WEAVE COMMUNICATIONS, INC
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below

Non-GAAP gross profit
	Three Months Ended March 31,
	2024	2023
Gross profit	$32,987	$26,534
Stock-based compensation add back	239	213
Non-GAAP gross profit	$33,226	$26,747
GAAP gross margin	69.9%	67.1%
Non-GAAP gross margin	70.4%	67.6%

Non-GAAP operating expenses
	Three Months Ended March 31,
	2024	2023
Sales and marketing	$19,630	$17,218
Stock-based compensation excluded	(1,151)	(964)
Non-GAAP sales and marketing	$18,479	$16,254

Research and development	$9,645	$7,694
Stock-based compensation excluded	(1,898)	(930)
Non-GAAP research and development	$7,747	$6,764

General and administrative	$11,867	$10,140
Stock-based compensation excluded	(3,484)	(2,406)
Non-GAAP general and administrative	$8,383	$7,734

Non-GAAP loss from operations
	Three Months Ended March 31,
	2024	2023
Loss from operations	$(8,155)	$(8,518)
Stock-based compensation add back	6,772	4,513
Non-GAAP loss from operations	$(1,383)	$(4,005)
GAAP loss from operations margin	(17.3)%	(21.5)%
Non-GAAP loss from operations margin	(2.9)%	(10.1)%

Non-GAAP net loss
	Three Months Ended March 31,
	2024	2023
Net loss	$(7,203)	$(7,859)
Stock-based compensation add back	6,772	4,513
Non-GAAP net loss	$(431)	$(3,346)
GAAP net loss margin	(15.3)%	(19.9)%
Non-GAAP net loss margin	(0.9)%	(8.5)%

GAAP net loss per share - basic and diluted	$(0.10)	$(0.12)
Non-GAAP net loss per share - basic and diluted	$(0.01)	$(0.05)

Weighted-average common shares outstanding - basic and diluted	70,452,944	65,954,521

Free Cash Flow
	Three Months Ended March 31,
	2024	2023
Net cash provided by (used in) operating activities	$(19,701)	$1,541
Less: Purchases of property and equipment	(513)	(620)
Less: Capitalized internal-use software costs	(305)	(334)
Free cash flow	$(20,519)	$587

Adjusted EBITDA
	Three Months Ended March 31,
	2024	2023
Net loss	$(7,203)	$(7,859)
Interest expense	319	472
Provision for income taxes	14	20
Interest income	(420)	(436)
Other income/expense, net	(865)	(715)
Depreciation	609	592
Amortization	416	299
Stock-based compensation	6,772	4,513
Adjusted EBITDA	$(358)	$(3,114)